Exhibit 99.1

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

PACE HOLDINGS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [            ] and [            ] (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the Ordinary Shares of Pace (as defined below) that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Extraordinary General Meeting”) of Pace Holdings Corp. (“Pace”) to be held on [                    ] at [            ] at [            ], and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3 and 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

PACE HOLDINGS CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3 and 4.	Please mark votes as indicated in this example	☒

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to adopt the Transaction Agreement, dated as of December 13, 2016 (as it may be amended from time to time, the “Transaction Agreement”), by and among Pace, Playa Hotels & Resorts B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Playa”), Porto Holdco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) which, prior to consummation of the Business Combination, will be converted to a Dutch public limited liability company (naamloze vennootschap) and will change its name to Playa Hotels and Resorts N.V. (“Holdco”), and New PACE Holdings Corp., a Cayman Islands exempted company (“New Pace”) (as it may be amended from time to time, the “Transaction Agreement”), pursuant to which and in connection therewith, among other things, (i) Pace will issue to TPACE Sponsor Corp., a Cayman Islands exempted company and the sponsor of Pace (“Pace Sponsor”), warrants (a “Pace Earnout Warrant”) to acquire Class A ordinary shares, par value $0.0001 per share, of Pace (each, a “Class A Share”), which warrants will, pursuant to the Pace Merger (as defined	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ Intention to Exercise Redemption Rights

If you intend to exercise your redemption rights please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the section entitled “Extraordinary General Meeting of Company Shareholders — Redemption Rights.”

below), be exchanged for warrants (each, a “Holdco Earnout Warrant”) to acquire ordinary shares, par value €0.10 per share, of Holdco (each, a “Holdco Share”), in each case, upon the occurrence of certain events; (ii) Pace will enter into certain securities purchase agreements (the “Securities Purchase Agreements”) with the holders of Playa’s preferred shares (the “Playa Preferred Shareholders”) to acquire all of the preferred shares, par value $0.01 per share, of Playa (the “Playa Preferred Shares”); (iii) Pace Sponsor will cancel (a) 3,750,000 Class F shares issued to it prior to Pace’s initial public offering (the “Founder Shares”) and (b) 7,333,333 of the warrants issued to it prior to Pace’s initial public offering, each of which is exercisable for one-third of one Class A Share (the “Private Placement Warrants”); (iv) Pace will merge with and into New Pace, with New Pace being the surviving company in such merger (the “Pace Merger”); (v) Holdco, as Pace’s successor under the Securities Purchase Agreements with the Playa Preferred Shareholders following the consummation of the Pace Merger, will acquire all of the Playa Preferred Shares from the Playa Preferred Shareholders; and (vi) Playa will merge with and into Holdco, with Holdco being the surviving company in such merger (the “Playa Merger” and, collectively with the Pace Merger and the other transactions contemplated by the Transaction Agreement, the “Business Combination”);

Proposal No. 2 — The Merger Proposal — To consider and vote upon a proposal to (i) approve the Pace Merger, whereby Pace will be authorized to merge with New Pace, so that New Pace will be the merging company and all the undertaking, property and liabilities of Pace vest in New Pace by virtue of such merger pursuant to the provisions of Part XVI of the Companies Law (2016 Revision) and (ii) authorize, approve and confirm, in all respects, the Plan of Merger, to effect the Pace Merger;	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ Shareholder Certification

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the Ordinary Shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), owned by me in connection with the proposed Business Combination between Pace and Playa.

Proposal No. 3 — Holdco Articles of Association Proposal — To consider and vote upon, on a non-binding advisory basis, to approve certain governance provisions contained in the articles of association of Holdco (the “Holdco Articles of Association”) that are not required by Dutch law and materially affect shareholder rights;

Proposal 3A —Term of Holdco Board of Directors — The Holdco Articles of Association will provide that director candidates and incumbent directors shall be designated annually for appointment for a term ending at the end of the annual general meeting to be held in the year following their appointment;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3B — Ability to Bring Matters for Discussion before a General Meeting of Holdco — The Holdco Articles of Association will provide that a notice of a general meeting of shareholders must include items for which a written request has been given (no later than 60 days prior to the general meeting) by one or more shareholders representing (individually or collectively) 3% or more of Holdco’s issued share capital;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3C — Shareholding Limits for Certain Shareholders of Holdco — The Holdco Articles of Association will provide that certain parties who compete with Holdco will be prohibited from beneficially owning ordinary shares exceeding certain percentage thresholds of the issued and outstanding Holdco Shares, as reasonably calculated by the board of directors of Holdco;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3D — Quorum Required to Conduct Business before a General Meeting of Holdco — The Holdco Articles of Association will provide that, subject to certain exceptions, the holders of at least one third of the issued and outstanding ordinary shares of Holdco’s capital, present in person or represented by proxy, will constitute a quorum at a general meeting of shareholders;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement/prospectus is provided to Pace shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient Pace Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting, (ii) in order to solicit additional proxies from Pace shareholders in favor of the Business Combination Proposal and the Pace Merger Proposal, or (iii) if Pace shareholders redeem an amount of Class A Shares such that	FOR ☐	AGAINST ☐	ABSTAIN ☐

the minimum proceeds condition to each party’s obligation to consummate the Business Combination would not be satisfied. The Adjournment Proposal will only be presented to Pace shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal and the Pace Merger Proposal, or in the event that Pace shareholders redeem an amount of Class A Shares such that the minimum proceeds condition to each party’s obligation to consummate the Business Combination would not be satisfied.

Date:             , 2017

Signature

Signature (if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposals No. 1, 2, 3 and 4.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3 and 4.

If any other matters properly come before the Extraordinary General Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

4